EXHIBIT 10.55

UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

PEAK FINANCE, LLC, Derivatively on behalf of Nominal Defendant, HPEV, INC.,

Plaintiff,

vs.

TIMOTHY J. HASSETT, QUENTIN D. PONDER, JUDSON W. BIBB III, THEODORE H. BANZHAF, AND MARK M. HODOWANEC,

Defendants.

CASE NO. 2:15-cv-01590-GMN-CWH NOTICE OF FAIRNESS HEARING ON PROPOSED SETTLEMENT OF DERIVATIVE CLAIMS DATE: October 11, 2016 TIME: 10:30 a.m.

and HPEV, INC. Nominal Defendant.

THIS NOTICE IS TO TELL YOU THAT THE PARTIES IN THE ABOVE LAWSUIT HAVE REACHED A PROPOSED SETTLEMENT OF CLAIMS MADE FOR AND ON BEHALF OF HPEV, INC. (AKA COOL TECHNOLOGIES, INC.) AND THAT THE COURT HAS SCHEDULED A FORMAL FAIRNESS HEARING TO CONSIDER FINAL APPROVAL OF THE SETTLEMENT. NOTICE OF THE SETTLEMENT WAS PREVIOUSLY DISSEMINATED AND NO OBJECTIONS TO THE SETTLEMENT WERE RECEIVED BY THE JULY 29, 2016, DEADLINE. YOU HAVE BEEN IDENTIFIED AS A SHAREHOLDER OF HPEV, INC. AND HAVE THE RIGHT TO ATTEND THE HEARING.

THIS NOTICE EXPLAINS:

A. WHAT THE LAWSUIT IS ABOUT

B. PURPOSE OF THIS NOTICE

C. TERMS OF THE SETTLEMENT

D. YOUR RIGHT TO ATTEND

E. CONTACT INFORMATION FOR ATTORNEYS OF RECORD

A.WHAT THIS LAWSUIT IS ABOUT: On August 18, 2015, Peak Finance, LLC ("Plaintiff" or "PEAK") filed a Complaint against Cool Technologies, Inc. aka HPEV, Inc. ("HPEV" or the "Company") and Defendants Timothy J. Hassett ("Hassett"), Quentin D. Ponder ("Ponder"), Judson W. Bibb III ("Bibb"), Theodore H. Banzhaf ("Banzhaf"), and Mark M. Hodowanec ("Hodowanec" and collectively with Hassett, Ponder, Bibb, and Banzhaf the "Management Officers & Directors"). A First Amended Complaint was filed on October 22, 2015 which states, inter alia, that the action is a shareholder's derivative action brought for the benefit of Nominal Defendant Cool Technologies, Inc. against certain members of the Company's Board of Directors and executive officers for violations of federal and state law, including issuing a materially false and misleading proxy statement in violation of Section 14(a) of the Securities Exchange Act of 1934 (the "1934 Act") and breaches of fiduciary duty from June 18, 2013 through the present (the "Relevant Period")" The alleged breaches of fiduciary duty are further described as the issuance of equity or debt without authority and taking unauthorized and excessive compensation. These allegations are substantially similar to but not co-extensive with the allegations made by Spirit Bear Limited against the Management Officers & Directors in another derivative case filed in United States District Court, District of Nevada (the "SBL Derivative Action," See Case 2:13-cv-01548-JAD-GWF, United States District Court, District of Nevada). A settlement was reached in the SBL Derivative Action which received final approval by the district court and the case was dismissed. The terms of settlement in the SBL Derivative Action are substantially similar to the terms of the proposed settlement of this case.

2

The Company and the Management Officers & Directors have filed a Motion to Dismiss PEAK's First Amended Complaint. That Motion to Dismiss is currently pending before this Court and a decision thereon is being held in abeyance while the Court considers approval of the settlement.

A "derivative lawsuit" is one brought by a shareholder of a company seeking a judgment in favor of the company rather than in favor of the shareholder himself/herself. Here, PEAK seeks, among other things, (a) a monetary judgment in favor of the Company and against the Management Officers & Directors for some presently unknown amount of damages; (b) the filing of an amended Proxy Statement; and (c) reformation of internal procedures of the Company.

B. PURPOSE OF THIS NOTICE: This Notice is sent to inform you that the formal Fairness Hearing to consider final approval of the settlement has been scheduled in connection with the Proposed Settlement Agreement which will result in the dismissal of the action. Pursuant to the Federal Rules of Civil Procedure, a derivative lawsuit may only be settled or dismissed with court approval and the settling parties must send a Notice to the other shareholders as directed by the court. This Notice is intended to advise you of (1) the terms of the proposed settlement and (2) your right to attend the fairness hearing. The hearing is scheduled for the 11th day of October, 2016 at the hour of 10:30 am in Courtroom 7D at Lloyd D. George U.S. Courthouse, 333 Las Vegas Blvd., South, Las Vegas, Nevada, 89101.

C. TERMS OF THE SETTLEMENT: PEAK and HPEV have agreed to settle this matter on the following general terms:

1. The Parties acknowledge and agree that Christopher McKee, Richard J. "Dick" Schul and Donald Bowman have been duly elected as directors of HPEV pursuant to an election held on August 19, 2015.

2. The Parties acknowledge and agree that Christopher McKee, Richard J. "Dick" Schul and Donald Bowman have been appointed to an Independent Directors Committee ("IDC") which shall review the merits of Spirit Bear's derivative claims as set forth in the SBL Derivative Action;

3. In addition to reviewing the merits of Spirit Bear's claims in the SBL Derivative Action, all matters alleged by PEAK in the Peak Finance Derivative Case shall also be submitted to the IDC for their review of the merits of the claims made therein;

4. Exercising their sound business judgment, the IDC shall determine the appropriate corporate response of HPEV to the claims raised in both the SBL Derivative Action and the Peak Finance Derivative Case;

5. The IDC shall have the sole and absolute discretion to take any appropriate responsive action including but not limited to (a) ratification of any and all actions previously undertaken under the authority of the Management Directors; (b) filing a lawsuit against any and all Management Officers & Directors setting forth similar or identical claims as those set forth in the SBL Derivative Action and/or the Peak Finance Derivative Case; (c) settling, with or without litigation, any and all claims HPEV may have against any and all Management Officers & Directors on terms and conditions they deem in the best interest of HPEV; and/or (d) taking such other action as they determine is in the best interest of HPEV.

6. IDC action shall be deemed valid and enforceable if undertaken pursuant to a majority vote of the IDC although the number of IDC members may not be a quorum of all directors of HPEV.

7. Within thirty (30) days of the Court approval of the Settlement, PEAK shall be given the opportunity to make a presentation solely to the IDC regarding the matters alleged in PEAK's Amended Complaint in the Peak Finance Derivative Case as well as other potential derivative claims PEAK believes may exist against HPEV's auditors and/or other third persons or entities.

3

8. PEAK and/or its representative shall have the opportunity to present the following matters to the Board;

•	the opportunity to possibly make an investment in the company in exchange of some form of debt or equity, terms to be negotiated.

•	The opportunity to identify and aid in procuring new investors for the company and to discuss possibly entering into an exclusive or non-exclusive financial development agreement, terms to be negotiated.

•	The opportunity to possibly enter into a business development agreement with HPEV.

No money, stock or other valuable consideration is being paid or given to PEAK as part of the Settlement. The parties acknowledge that it is in the best interests of all shareholders for the Company to be able to raise additional capital from institutional or accredited investors. Additional capital will allow the Company to further its operational developmental which will, hopefully, positively influence the market price of the Company's shares which will inure to the benefit of all shareholders.

A dismissal, with prejudice, means that PEAK will be considered to have given up any potential derivative claims that it can assert on behalf of the Company against the Management Officers & Directors. Pursuant to the Proposed Settlement Agreement, it is the IDC that will investigate and determine the merits of any claims that the Company may have against the Management Officers & Directors and, if any claims are deemed meritorious, how to resolve them, including whether to file a new lawsuit against the Management Officers & Directors. Essentially, control over how to resolve the allegations that are contained in the SBL Derivative Action and in this action will be transferred from Spirit Bear and PEAK to the IDC.

A copy of the Proposed Settlement Agreement is attached hereto for your review.

D. YOUR RIGHTS TO ATTEND HEARING: The Court previously gave preliminary approval of the settlement and directed that a Notice be sent to shareholders advising them of their right to file objections with the Court. That Notice was filed with the United States Securities Exchange Commission on Form 8-K on June 1, 2016. The Notice was further published on HPEV's website from on or about May 25, 2016 to August 9, 2016. Shareholders were given until July 29, 2016 to file objections with the Court. No objections were filed. The Court has now set a hearing date to consider final approval of the settlement agreement. Since the Proposed Settlement Agreement involves actions to be taken by the Company rather than PEAK individually, the Court must approve it before it is legally effective. Generally speaking, a court will only approve settlements of derivative suits if the settlement is considered fair to the corporation. In determining whether the settlement is fair to the corporation and before giving its final approval, the Court may consider any and all evidence and arguments that are properly filed and raised by shareholders at the fairness hearing.

E. ATTORNEYS FOR THE PARTIES: Should you have any questions regarding the contents of this Notice or the fairness hearing, feel free to contact the attorneys for either party or both parties.

Mark S. Dzarnoski, Esq.	Stuart J. Guber, Esq.
Gordon Silver	Faruqi & Faruqi, LLP
410 S. Rampart Blvd., Suite 420 .	101 Greenwood Ave., Suite 600
Las Vegas, Nevada 89145	Jenkintown, PA 19046
Attorney for HPEV and Defendants Timothy J. Hassett, Quentin D. Ponder, Judson W. Bibb, and Theodore H. Banzhaf	Attorney for Peak Finance, LLC

PLEASE DO NOT SEND ANYTHING DIRECTLY TO THE JUDGE ASSIGNED TO THIS CASE

4